[PricewaterhouseCoopers LLP Letterhead]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our following reports and comments, all of which appear in CAE Inc.'s Registration Statement on Form 40-F dated July 25, 2002:

o Our Auditors' Report addressed to the Board of Directors dated May 8, 2002 except for Note 21 D which is as at July 3, 2002 and our Comments by Auditors for U.S. Readers on Canada-U.S. Reporting Difference dated May 8, 2002 except for Note 21 D which is as at July 3, 2002 relating to the consolidated financial statements of CAE Inc.;

o our Auditors' Report addressed to the Shareholders dated May 8, 2002 relating to the consolidated financial statements of CAE Inc.; and

o our Auditors' Report addressed to the Shareholders dated Apri1 30, 2001 relating to the consolidated financial statements of CAE Inc.


/s/ PricewaterhouseCoopers LLP

Chartered Accountants

Montreal, Quebec
July 25, 2002

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and other members of the worldwide PricewaterhouseCoopers organization.